Exhibit 10.2

BEA Systems, Inc.

Stock Plan Administration

2315 North First Street

San Jose, CA 95131

Phone: 408-570-8600

FAX: 408-570-8970

Email: stock-admin@bea.com

NOTICE OF GRANT OF STOCK OPTIONS

AND OPTION AGREEMENT

«FIRST_NAME» «LAST_NAME»

«ADDRESS_LINE_1» «ADDRESS_LINE_2»

«ADDRESS_LINE_3»

«CITY», «STATE» «ZIP_CODE»

«COUNTRY»

«EMAIL_ADDRESS»

Option Number:  «NUM»

Plan:     1997

Effective, «OPTION_DATE» you have been granted a Non-Qualified Stock Option to buy «SHARES_GRANTED» shares of BEA Systems, Inc. common stock at «OPTION_PRICE» per share.

The total option price of the shares granted is $ «TOTAL_OPTION_PRICE».

Twenty-five percent (25%) of the Total Shares will vest and may be exercised on the first anniversary date (the vest type below “On Vest Date”) of the Grant Date and, thereafter, an additional 1/48th of the Total Shares shall vest monthly and may be exercised upon each of the 36 monthly anniversaries (the vest type below “Monthly”). This described below:

Shares	Vest Type	Full Vest	Expiration
«SHARES_PERIOD_1»	«VEST_TYPE_PERIOD_1»	«VEST_DATE_PERIOD_1»	«EXPIRATION_DATE_PERIOD_1»
«SHARES_PERIOD_2»	«VEST_TYPE_PERIOD_2»	«VEST_DATE_PERIOD_2»	«EXPIRATION_DATE_PERIOD_2»

BY ACCEPTING THIS AWARD, YOU AND BEA AGREE THAT THESE OPTIONS ARE GRANTED UNDER AND GOVERNED BY THE TERMS AND CONDITIONS OF THE BEA 1997 STOCK INCENTIVE PLAN AND THE OPTION AGREEMENT. THE OPTION AGREEMENT AND THE 1997 STOCK INCENTIVE PLAN ARE A PART OF THIS GRANT PACKAGE AND ARE ALSO LOCATED ON THE STOCK ADMINISTRATION WEB SITE OF BEA.

ELECTRONIC ACCEPTANCE WILL BE REPORTED TO BEA STOCK ADMINISTRATION. YOU MAY REFER BACK TO THIS DOCUMENT OR RETAIN BY PRINTING A COPY AT ANY TIME.

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN STOCK OPTION AGREEMENT

Grant of Option. BEA grants to the Optionee the Option as set forth in the Notice. If designated in the Notice as an Incentive Stock Option (“ISO”), the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, the Option shall be treated as a Non-Qualified Stock Option.

Exercise of Option.

Right to Exercise.    The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction, Change in Control or Subsidiary Disposition. No partial exercise of the Option may be for less than 5 percent of the Number of Shares subject to the option or the remaining Number of Shares subject to the Option. In no event shall the Company issue fractional Shares. The number of Shares exercisable on a given day is the total number of Shares vested on that day less the total number of Shares previously exercised.

Method of Exercise.    The Option shall be exercisable only by delivery of an Exercise Form (available on BEA’s Internal Web -Administration, Stock Information, Employee Stock Option Plan). The Exercise Form shall be signed by the Optionee and delivered to the person indicated on the Exercise Form accompanied by payment, when appropriate, of the Exercise Price.

Taxes.    No Shares will be issued to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Administrator for the satisfaction of foreign, federal, state and local income and employment tax withholding obligations, if any.

Method of Payment.    Payment of the Exercise Price shall be in U.S. dollars to BEA by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate an Applicable Law: personal check, bank draft, postal or express money order, or a same-day sale exercise through Alex. Brown & Sons or other brokerage firm determined by the Administrator.

Change in Relationship.

Leave of Absence.    During any authorized leave of absence, the vesting of the Option as provided in the Vesting Schedule shall cease after the leave of absence exceeds 90 days. Vesting of the Option shall resume upon the Optionee’s termination of the leave and return to service with BEA or a Related Entity.

Change in Status.     In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, the Option shall remain in effect. However, when the change in status is from Employee to Consultant, the vesting of the Option shall continue only to the extent determined by the Administrator and the Optionee’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day 3 months and one day following such change in status.

Termination.    In the event the Optionee’s Continuous Status as an Employee, Director or Consultant terminates for reasons other than disability or death, the Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option within 3 months from the Termination Date (but in no event later than the Expiration Date).

Disability.    In the event the Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of his or her disability, the Optionee may, but only within 12 months from the Termination Date (and in no event later than the Expiration Date), exercise the Option to the extent otherwise entitled to exercise it on the Termination Date; provided, however, that if such disability is not a “disability” as defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day 3 months and one day following the Termination Date.

Death.    In the event of the Optionee’s death, the Option may be exercised at any time within 12 months following the date of death (and in no event later than the Expiration Date), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

Term of Option.    The Option may be exercised no later than the Expiration Date set forth in the Notice. To the extent that the Optionee was not entitled to exercise the Option on the Termination Date or on the date of death, or if the Option is not exercised within the time specified above, the Option shall terminate.

Transferability of Option.    The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The Option, if a Non-Qualified Stock Option, may be transferred by the Optionee in a manner and to the extent acceptable to the Administrator as evidenced by a writing signed by BEA and the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

Interpretation.    Any dispute regarding the interpretation of the Notice, the Plan, and this Option Agreement shall be submitted by the Optionee or by BEA to the Board or the Administrator that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such dispute by the Board or the Administrator shall be final and binding on all persons.

No Effect on Employment or Consultancy.    The vesting of Shares is earned only by continuing employment or consultancy at the will of BEA (not through being hired, being granted the Option or acquiring Shares). Nothing in the Notice, Option Agreement or the Plan shall confer upon the Optionee any right with respect to continuation of employment or consultancy by BEA, nor shall it interfere in any way with the Optionee’s right or BEA’s right to terminate the Optionee’s employment or consultancy at any time, with or without cause.

Entire Agreement: Governing Law.    The Notice, the Plan, and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter and supersede in their entirety all prior undertakings and agreements of BEA and the Optionee with respect to the subject matter in the Agreement, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by BEA and the Optionee. These instruments are governed by California law except for that body of law pertaining to conflict of laws.

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN

NOTICE OF PERFORMANCE UNIT AWARD

Grantee’s Name and Address:	«NAME»
«ADDRESS_LINE_1» «ADDRESS_LINE_2» «CITY», «STATE» «COUNTRY» «ZIP_CODE»
«EMAIL_ADDRESS»

You (the “Grantee”) have been granted a Performance Unit Award (the “Award”), subject to the terms and conditions of this Notice of Performance Unit Award (the “Notice”), the Bea Systems, Inc. 1997 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Performance Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number	«NUM»

Date of Award	«DATE»

Vesting Commencement Date	«DATE»

Total Number of Performance Units Awarded (the “Units”)	«SHARES_GRANTED»

Vesting Schedule:

Subject to the Grantee’s Continuous Status as an Employee, Director or Consultant and other limitations set forth in this Notice, the Agreement and the Plan, the Units shall vest in accordance with the following schedule:

25% of the Units shall vest twelve (12) months after the Vesting Commencement Date and 75% of the Units shall vest at the rate of 25% on each anniversary of the Vesting commencement Date, for an additional thirty-six (36) months.

In the event of a Corporate Transaction or a Change in Control, vesting may accelerate in accordance with Section 3(a) of the Agreement.

In the event of the Grantee’s change in status from Employee to Director or Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, the Units shall continue to vest in accordance with the Vesting Schedule.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

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Vesting shall cease upon the date of termination of the Grantee’s Continuous Status as an Employee, Director or Consultant (the “Termination Date”) for any reason, including death or Disability. In the event of termination of the Grantee’s Continuous Status as an Employee, Director Consultant for any reason, including death or Disability, any Units held by the Grantee immediately following such termination of the Grantee’s Continuous Status shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Units and shall have all rights and interest in or related thereto without further action by the Grantee.

During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of ninety (90) days. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Subsidiary of the Company. Notwithstanding the forgoing two sentences, during any authorized Personal Leave of Absence as determined in accordance with Company policies, the vesting of the Units as provided in the Vesting Schedule shall cease upon the Grantee’s start of such leave and shall resume upon the termination of such leave and the Grantee’s return to service with the Company or a Subsidiary of the Company, and no credit shall be given for any time that would otherwise have contributed to vesting during such leave (to the extent permitted under Section 409A of the Code); provided, however, that if the Personal Leave of Absence or any other leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Status as an Employee, Director or Consultant shall be deemed to terminate on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of the termination of Grantee’s Continuous Status. The policies and practices contained in this document may not conflict with statutory requirements in any country to which an employee is assigned, except to the extent required by Section 409A of the Code if the Grantee is subject to U.S. taxation. In the event of a conflict, host-country statutory requirements will prevail.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

BEA Systems, Inc., a Delaware corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE

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COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 8 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet. By signing below (or by providing an electronic signature) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet; (ii) represents that the Grantee has access to the Company’s intranet; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

Dated:	Signed:

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Award Number: «NUM»

BEA SYSTEMS, INC. 1997 STOCK INCENTIVE PLAN

PERFORMANCE UNIT AWARD AGREEMENT

1.      Issuance of Units.  BEA Systems, Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Performance Unit Award (the “Notice”), the Total Number of Performance Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Performance Unit Award Agreement (the “Agreement”) and the terms and provisions of the Company’s 1997 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

2.      Transfer Restrictions.  The Units subject to this award (the “Award”) may not be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Grantee may designate a beneficiary of the Units in the event of the Grantee’s death on the beneficiary designation form attached hereto as Exhibit A. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

3.      Conversion of Units and Issuance of Shares.

(a)        General.  Subject to Section 3(b), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon the earlier of: (i) vesting; or (ii) immediately prior to the specified effective date of a Change in Control or a Corporate Transaction (each as defined in the Plan) which also constitutes a “change in the ownership or effective control, or in the ownership of a substantial portion of the assets” (as defined in Section 409A of the Code) of the Company. Immediately thereafter, or as soon as administratively feasible, the Company will transfer such Shares to the Grantee upon satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.

(b)        Delay of Conversion.  The conversion of the Units to Common Stock under Section 3(a), above, shall be delayed in the event the Company reasonably anticipates that the issuance of Common Stock would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units to Common Stock is delayed by the provisions of this Section 3(b), the conversion of the Units to Common Stock shall occur at the earliest date at which the Company reasonably anticipates issuing the Common Stock will not cause a violation of federal securities laws or other applicable law. For purposes of this Section 3(b), the issuance of Common Stock that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c)        Delay of Issuance of Shares.  The Company shall have the authority to delay the issuance of any shares of Common Stock under this Section 3 to the extent it deems

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necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of certain publicly-traded companies); in such event, any shares of Common Stock to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be issued on the first business day following the expiration of such six (6) month period.

4.       Right to Shares.  The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

5.      Taxes.

(a)      Generally.  The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Subsidiary of the Company takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Subsidiary of the Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b)      Payment of Withholding Taxes.  Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i)      By Share Withholding.  Unless the Company determines to satisfy the Tax Withholding Obligation in accordance with clause (ii) below, the Company shall withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Subsidiary of the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii)      By Sale of Shares.  The Grantee’s acceptance of this Award constitutes the Grantee’s authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of

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such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Subsidiary of the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above. The sale of Shares may be used by the Company, in the exercise of its discretion (subject to Applicable Laws), to satisfy the minimum Tax Withholding Obligation of the Grantee.

6.      Entire Agreement: Governing Law.  The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

7.      Construction.  The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8.      Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9.      Venue and Waiver of Jury Trial.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 2 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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10.      Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11.      Amendment and Delay to Meet the Requirements of Section 409A.  The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable.

12.       Data Privacy.  The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by and among, as applicable, the Grantee’s employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security/insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Units may be deposited. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

END OF AGREEMENT

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EXHIBIT A

BEA SYSTEMS, INC.

Performance Unit Beneficiary Designation

In the event of my death prior to the settlement of my currently outstanding or subsequently issued Performance Units (the “Units”) under any existing or subsequently adopted stock incentive plan of BEA Systems, Inc. or its successor in interest (the “Company”) (whether adopted by the Company or assumed by the Company in connection with a merger, acquisition or other similar transaction) or issued to me by the Company outside of any such stock plan, and in lieu of disposing of my interest,1 if any, in the Units at the time of my death by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Units:

Primary Beneficiary(ies) (Select only one of the three alternatives)
%
(a) Individuals and/or Charities	Share

1)	Name

Address

2)	Name

Address

(b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

(c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee) Trust, dated
(print name of trust) (fill in date trust was established)

______________________

1                A married grantee whose Units are community property may dispose only of his or her own interest in the Units. In such cases, the grantee’s spouse may designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Units on a separate Beneficiary Designation.

Contingent Beneficiary(ies) (Select only one of the three alternatives)
%
		(a) Individuals and/or Charities	Share

1)	Name

Address

2)	Name

Address

(b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

(c) Living Trust

(or any successor), as Trustee of the
(print name of present trustee) Trust, dated
(print name of trust) (fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Units for the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no Individual Primary Beneficiary(ies) or Contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a Primary Beneficiary or Contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six months of my death, then my interest in the Units shall be disposed of by my will or the laws of intestate succession, as applicable.

This Beneficiary Designation is effective regardless of whether I have deferred receipt of any or all of the Units. This Beneficiary Designation is effective until I file another such designation with BEA Systems, Inc. Any previous Beneficiary Designations are hereby revoked.

Submitted by:		Accepted by:

Grantee	Grantee’s Spouse	BEA Systems, Inc.

By:
(Signature)		Its:

Date:		Date:

Spousal Consent for Units that are Community Property (necessary if separate beneficiary designation is not filed by Spouse):

A Grantee’s spouse should file a separate beneficiary designation for the spouse’s community property interest in the Units.

Spousal Consent for Units that are not Community Property (necessary if beneficiary is other than Spouse):

I hereby consent to this Beneficiary Designation. This consent does not apply to any subsequent Beneficiary Designation which may be filed by my spouse.

(Signature of Spouse)

Date:

Performance Units – Frequently Asked Questions

1)	What is a Performance Unit? A Performance Unit is a promise to issue stock in the future. The stock is not issued or outstanding until both the vesting and the release of the shares have occurred. Vesting and release can occur at the same time or at different times, however, at BEA the vesting and release will be at the same time – 2 cliff vest dates, 50% at each 12-month anniversary. At BEA, one Unit is defined as one share of common stock.
2)	What is the difference between Restricted Stock and a Performance Unit? The primary differences are related to timing. With Restricted Stock Awards, the stock is issued at the time of grant and held in escrow until it is vested. Ownership and dividend rights occur at the time of grant. The taxation of Restricted Stock may occur at time of grant or upon vest – at the employee’s determination. The employee may choose to take the tax hit at the time of grant by filing an 83(b) election and paying the related taxes. This election is risky and there is no relief if the employee leaves prior to the vesting. If the election is not timely filed, then the tax liability will occur at the time of vesting. In addition, there is a risk of forfeiture until the vesting period has lapsed.

By comparison, when an employee receives a Performance Unit award, the stock is not issued or held until the vest/release date. Consequently, it is the vest/release of the shares, which triggers the tax liability as well as the ownership and dividend rights. Performance Units are more simplified from a tax impact because the liability will only occur when the stock is delivered and recipients do not have to take the risk of choosing the tax event date.
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How does the Performance Unit work? In the most simplified terms, the RSU will work as follows: 1) The Performance Unit is awarded to the employee who signs and returns the agreement to Stock Admin. 2) One year later, on the first anniversary of the award date, 50% of the shares will be released to the employee upon payment of the tax liability. 3) The employee now has ownership rights and the capital gains holding period begins for the first 50% of the award. If the employee leaves prior to the vest date, no shares are released. 4) On the 2nd anniversary, the remaining 50% of shares are released - following the payment of the tax liability. If the employee leaves the company prior to the vest date, then the shares are not released.

4)	Am I required to sign and return the Performance Unit Agreement? Yes, all employees are required to sign and return to Stock Administration. The signed agreement may be faxed or mailed; however, it is not necessary to send via priority or overnight mail delivery.
5)	Do I have to pay for the stock? No, there is no price per share. The only payment due upon vest/release date of the stock is the taxes.
6)	What is the tax impact of the RSU? Ordinary income taxes are due on the day of vesting. The liability is equal to the fair market value on the date of vest, times the number of shares vested. The taxes are due on this day—no exceptions permitted. (See the attached examples.) The holding period for Long-Term Capital Gains treatment begins with the issuance of the stock.
7)	Can I choose how and when to pay the taxes? No, the total amount due for taxes will be settled by a forced sale of the stock on the day of vest. Stock Administration will work with the broker to ensure that the correct numbers of shares necessary are sold. Employees will have the remaining shares deposited into their account.
8)	Will I be required to hold the shares for a specified period of time? No, BEA does not place holding requirements on the stock once the tax liabilities are settled. The remaining stock may be held or sold at the employee’s discretion.
9)	Will I have access to the view the RSU on-line? Yes, the RSU will be visible on-line through Etrade only. This broker is the only one with the capability to show these awards. You may also request a copy of your statement from Stock Administration.

10)	When will I receive the stock? The stock will be released to your captive broker as soon as it has vested. The award will vest in two separate cliff increments, 50% on each of two 12-month anniversaries.

EXAMPLE

FACTS:

RSU Award: 15,000

Date of Award:  November 16, 2004

Cost per Unit:    $0.00

Tax Rate Assessed*:  40%

1st Vest Date:  November 16, 2005

Vest Amount (50%):  7,500

Market Value*:  $9.00

2nd Vest Date:  November 16, 2006

Vest Amount (50%) =  7,500

Market Value*:  $10.00

*for illustration purposes only

Tax Effect 1st Vest Date:

    November 16, 2005                            RSUs Released = 7,500

Calculation of Ordinary Income:

    7,500 * $9.00 = $67,500.

    Ordinary Income $67,500.

    Taxes* @ 40% = $27,000.

    Net Gain: $67,500 – $27,000 = $40,500

Calculation of Shares Sold:

    Total Tax Liability: $27,000

    $27,000 / $9.00 = 3,000 (rounded down)

    (liability / market value = shares sold)

Net Impact

    Shares released: 7,500 – 3,000 = 4,500

    Net Value of Released RSUs: 4,500 * $9.00 = $40,500

    Total Value Shares Sold: 3,000 * $9.00 = $27,000

Tax Effect 2nd Vest Date:

    November 16, 2006                            RSUs Released = 7,500

Calculation of Ordinary Income:

    7,500 * $10.00 = $75,000.

    Ordinary Income $75,000.

    Taxes @ 40% = $30,000.

    Net Gain: $75,000 – $30,000 = $45,000.

Calculation of Shares Sold:

    Total Tax Liability: 30,000.

    $30,000 / $10.00 = 3,000 (rounded down)

    (liability/market value = shares sold)

Net Impact

Shares released: 7,500 – 3000 = 4,500

Net Value of Released RSUs: 4,500 * $10.00 = $45,000.

Total Value Shares Sold: 3,000 * $10.00 = $30,000

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